EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-62844 and No. 333-171133) on Form S-8 of Elecsys Corporation of our report dated July 10, 2013, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Elecsys Corporation for the year ended April 30, 2013.

Kansas City, Missouri
July 10, 2013